UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On June 8, 2016, RespireRx Pharmaceuticals Inc. (the “Company”) announced that the Company’s President & CEO and Vice Chairman of the Board of Directors, James S. Manuso, Ph.D., will present at the Jefferies 2016 Healthcare Conference on Friday, June 10, 2016 at 10:00 AM Eastern Time. The Conference is sponsored by Jefferies & Company, Inc. and is being held at The Grand Hyatt Hotel, New York, New York, from June 7 through June 10, 2016.

The slide presentation that Dr. Manuso will be using at the conference is attached as Exhibit 99.1 and is being furnished and not filed pursuant to Item 7.01 of Form 8-K. A copy of the slide deck will also be available by clicking on the investors tab on the Company’s web-site (www.respirerx.com) and following the links and instructions. Dr. Manuso’s presentation will be available by live webcast that can be accessed by going to:

http://wsw.com/webcast/jeff97/rspi/lobby=tru

The press release announcing the Company’s participation in the conference is attached as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits that are furnished and filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPIRERX PHARMACEUTICALS INC.

Date: June 8, 2016

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis
Vice President, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Slide Presentation*

99.2	Press Release dated June 8, 2016*

* Furnished herewith.